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                                                                     EXHIBIT 5.1

          [LETTERHEAD OF Manatt, Phelps & Phillips, LLP APPEARS HERE]


December 13, 1999

SonicWALL, Inc.
1160 Bordeaux Drive
Sunnyvale, CA 94089


     Re:  SonicWALL, Inc. - Registration Statement on Form S-8 for Offering of
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          an Aggregate of 4,893,469 Shares of Common Stock
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Gentlemen:

     We have acted as counsel to SonicWALL, Inc., a California corporation (the "Company") in connection with the Registration Statement on Form S-8 to be filed on December 13, 1999 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering 4,893,469 shares of the Company's Common Stock, no par value (the "Shares'), consisting of 746,987 shares authorized for issuance under the Company's 1994 Stock Option Plan, 3,896,482 shares authorized for issuance under the Company's 1998 Stock Option Plan and 250,000 shares authorized for issuance under the Company's 1999 Employee Stock Purchase Plan (collectively, the "Plans").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have renewed the Company's charter documents, the corporate proceedings taken by the Company in connection with the establishment of the Plans and originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.
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December 13, 1999
Page 2

     Based upon the foregoing review, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Plans and the provisions of the option agreements or stock purchase rights duly authorized under the Plans and the Registration Statement, will be duly authorized and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent Amendment thereto.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.

                                 Very truly yours,

                                 /s/ Manatt, Phelps & Phillips, LLP

                                 Manatt, Phelps & Phillips, LLP


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